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                                                                     EXHIBIT 2.2



                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER


                  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of January 15, 1999 (this "Amendment"), is entered into among NABORS INDUSTRIES, INC., a Delaware corporation ("Parent"), NABORS ACQUISITION CORP. VII, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and BAYARD DRILLING TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                  WHEREAS, as of October 19, 1998, Parent, Merger Sub and the Company entered into a certain Agreement and Plan of Merger (the "Merger Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Merger Agreement in certain respects; and

                  WHEREAS, Section 8.3 of the Merger Agreement provides that the Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, if set forth in an instrument in writing signed by the parties thereto; and

                  WHEREAS, the Boards of Directors of each of the parties to the Merger Agreement have approved the execution, delivery and performance of this Amendment;

                  NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. All capitalized terms used but not separately defined in this Amendment shall have the meanings assigned to such terms in the Merger Agreement.

                  2. The Merger Agreement is hereby amended as follows:

                           a. Section 6.11 shall be amended to read in its entirety as follows:

                           "6.11 Executive Employment Agreement. As of or prior
                  to the Effective Time, Parent shall cause Nabors Drilling USA, Inc. to enter into a new

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                  employment agreement with James E. Brown, the Chairman and
                  Chief Executive Officer of the Company, in substantially the form of Exhibit 6.11A."

                           b. Exhibit 6.11B, and the reference to Exhibit 6.11B in the list of Exhibits following the Table of Contents, shall be deleted in its entirety.

                           c. Exhibit 6.13 shall be amended to read in its entirety as attached hereto as Annex 1.

                  3. The Merger Agreement is hereby ratified by each of the parties hereto, and the terms and provisions of the Merger Agreement as amended pursuant to Section 2 hereof shall remain in full force and effect.

                  4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature Page Follows]


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                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               NABORS INDUSTRIES, INC.


                               By:  /s/ ANTHONY G. PETRELLO
                                    --------------------------------------------
                                        Anthony G. Petrello
                                        President and Chief Operating Officer


                               NABORS ACQUISITION CORP. VII


                               By:  /s/ ANTHONY G. PETRELLO
                                    --------------------------------------------
                                        Anthony G. Petrello
                                        President

                               BAYARD DRILLING TECHNOLOGIES, INC.


                               By:  /s/ JAMES E. BROWN
                                    --------------------------------------------
                                        James E. Brown
                                        President